EXHIBIT 23.0

Consent of Independent Registered Public Accounting Firm

The Board of Directors

New York Community Bancorp, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-182334, 333-146512, 333-135279, 333-130908, 333-110361, 333-105901, 333-89826, 333-66366, 333-51988, and 333-32881) on Form S-8 and the registration statements (Nos. 333-188181, 333-188178, 333-129338, 333-105350, 333-100767, 333-86682, 333-150442, 333-152147, 333-166080, 333-210919, and 333-210917) on Form S-3 of New York Community Bancorp, Inc. of our reports dated March 1, 2017, with respect to the consolidated statements of condition of New York Community Bancorp, Inc. as of December 31, 2016 and 2015, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of New York Community Bancorp, Inc.

New York, New York

March 1, 2017